FOURTH SUPPLEMENTAL INDENTURE, dated as of December 5, 2014 (the “Fourth Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, MTH GA Realty LLC, a limited liability company organized under the laws of the State of Arizona, MTH SC Realty LLC, a limited liability company organized under the laws of the State of Arizona, MTH Shelf Co., Inc., a corporation organized under the laws of the State of Arizona, MLC Holdings, Inc., dba MLC Land Holdings, Inc., a corporation organized under the laws of the State of Arizona, Meritage Homes of Georgia Realty, LLC, a limited liability company organized under the laws of the State of Arizona (collectively, the “Additional Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.
WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of March 13, 2013 (the “Indenture”) pursuant to which the Company issued its 4.50% Senior Notes due 2018 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;
WHEREAS, pursuant to Section 4.08 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;
WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Tennessee, Inc., and the Trustee are parties to the First Supplemental Indenture, dated as of September 3, 2013, pursuant to which Meritage Homes of Tennessee, Inc. was added as a Guarantor;
WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of South Carolina, Inc., and the Trustee are parties to the Second Supplemental Indenture, dated as of June 12, 2014, pursuant to which Meritage Homes of South Carolina, Inc. was added as a Guarantor;
WHEREAS, the Issuer, the Guarantors thereto, MTH Realty LLC, Meritage Homes of Georgia, Inc., and the Trustee are parties to the Third Supplemental Indenture, dated as of July 18, 2014, pursuant to which MTH Realty LLC and Meritage Homes of Georgia, Inc. were added as Guarantors;
WHEREAS, each Additional Guarantor is a Restricted Subsidiary of the Issuer;
WHEREAS, the Issuer and the Trustee desire to have each Additional Guarantor enter into this Fourth Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and each Additional Guarantor desires to enter into this Fourth Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;
WHEREAS, Section 8.01(6) of the Indenture provides that the Issuer, the Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;
WHEREAS, by entering into this Fourth Supplemental Indenture, the Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and
WHEREAS, all acts and things prescribed by the charter documents of each Additional Guarantor (as now in effect) necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on each Additional Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, each Additional Guarantor and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:
1.Additional Guarantors as Guarantors. As of the date hereof and pursuant to this Fourth Supplemental Indenture, each Additional Guarantor shall become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.
2.    Construction. For all purposes of this Fourth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof,” “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular Section hereof.
3.    Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Fourth Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantors, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantors.
4.    Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
5.    Holders Bound. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    Successors and Assigns. This Fourth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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7.    Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.
8.    Governing Law. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

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IN WITNESS WHEREOF, the Issuer, the Guarantors, the Additional Guarantors and the Trustee have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.
ISSUER:

MERITAGE HOMES CORPORATION
By:    /s/ Larry W. Seay
Name:        Larry W. Seay
Title:        Executive Vice President and Chief
Financial Officer and Assistant
Secretary

By:        /s/ C. Timothy White
Name:        C. Timothy White
Title:        General Counsel, Executive Vice President and Secretary

ADDITIONAL GUARANTORS:

MTH GA REALTY LLC
By:    Meritage Homes of Georgia, Inc.
Its:    Manager and Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MTH SC REALTY LLC
By:    Meritage Homes of South Carolina, Inc.
Its:    Manager and Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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MTH SHELF CO., INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MLC HOLDINGS, INC., dba MLC LAND HOLDINGS, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF GEORGIA REALTY, LLC
By:    Meritage Homes of Georgia, Inc.
Its:    Manager and Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:    /s/ Michael Tu
Name: Michael Tu
    Title: Assistant Vice President

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GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and-Assistant
Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE
HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC

Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

CALIFORNIA URBAN HOMES, LLC
By:    Meritage Homes of California, Inc.
Its:    Sole Member and Manager

By:    /s/ Larry W. Seay

Name:	Larry W. Seay
Title:    Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:    Sole Member

By:	/s/ Larry W. Seay
Name:    Larry W. Seay
Title:    Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OPERATING COMPANY, LLC
By:    Meritage Holdings, L.L.C.
Its:    Manager

By:    Meritage Homes of Texas Holding, Inc.
Its:    Sole Member

By:    /s/ Larry W. Seay

Name:	Larry W. Seay
Title:     Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing, LLC

Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay
Name:    Larry W. Seay
Title:    Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF THE CAROLINAS, INC.

By:	/s/ Larry W. Seay
Name:    Larry W. Seay
Title:    Executive Vice President, Chief
Financial Officer and Assistant
Secretary

CAREFREE TITLE AGENCY, INC.
By:    /s/ Larry W. Seay
Name:        Larry W. Seay
Title:        Executive Vice President, Chief
Financial Officer and Assistant
Secretary

M&M FORT MYERS HOLDINGS, LLC

By:	Meritage Paseo Crossing, LLC

Its:	Sole Member and Manager

By:	Meritage Homes of Arizona, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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MERITAGE HOMES OF FLORIDA REALTY LLC

By:	Meritage Homes of Florida, Inc.

Its:	Manager and Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF TENNESSEE, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MERITAGE HOMES OF SOUTH CAROLINA, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

MTH REALTY LLC
By:    Meritage Paseo Crossing, LLC

Its:	Sole Member and Manager

By:	Meritage Homes of Arizona, Inc.

Its:	Sole Member

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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MERITAGE HOMES OF GEORGIA, INC.

By:	/s/ Larry W. Seay Name: Larry W. Seay Title: Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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